UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2023

scPharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38293	46-5184075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 District Avenue, Suite 310 Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

(617) 517-0730

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCPH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 14, 2023, scPharmaceuticals Inc. (the “Company”) and 89 Degrees, Inc. (d/b/a Iris Concise) (the “Sublandlord”) entered into a Sublease Agreement (the “Sublease”), dated as of August 31, 2023, pursuant to which the Company will sublease approximately 9,342 square feet of office space located at 25 Burlington Mall Road, Burlington, Massachusetts (the “Premises”), which the Sublandlord leased under that certain Office Lease entered into on July 9, 2019 (the “Lease”) between Piedmont 25 Mall Road, LLC (the “Prime Landlord”) and the Sublandlord as tenant.

The term of the Sublease will commence on the latest to occur of (i) September 1, 2023, (ii) completion of Sublandlord’s Work (as defined the Sublease), and (iii) the date on which the Prime Landlord Consent (as defined in the Sublease) is obtained (the last to occur of (i), (ii) and (iii), the “Sublease Commencement Date”), and shall expire at midnight on August 31, 2029 (“Sublease Expiration Date”), unless sooner terminated or cancelled in accordance with the terms and conditions of this Sublease. The Prime Landlord Consent was obtained on September 19, 2023.

The Sublease provides that base rent for the Premises will be approximately $327,000 per annum, or approximately $27,000 per month, beginning on the Sublease Commencement Date through August 31, 2024. The base rent for the Premises will be approximately $336,000 per annum, or approximately $28,000 per month, for the period commencing on September 1, 2024 through August 31, 2025. The base rent for the Premises will be approximately $346,000 per annum, or approximately $29,000 per month, for the period commencing on September 1, 2025 through August 31, 2026. The base rent for the Premises will be approximately $355,000 per annum, or approximately $30,000 per month, for the period commencing on September 1, 2026 through August 31, 2027. The base rent for the Premises will be approximately $364,000 per annum, or approximately $30,000 per month, for the period commencing on September 1, 2027 through August 31, 2028. The base rent for the Premises will be approximately $374,000 per annum, or approximately $31,000 per month, for the period commencing on September 1, 2028 through the Sublease Expiration Date. The Sublease contains customary representations and warranties, covenants, obligations and indemnities in favor of either party.

Notwithstanding the Company’s entry into the Sublease, all of the terms of the Lease, including the Sublandlord’s obligations under the Lease, will remain in full force and effect until the Lease is terminated in accordance with its terms.

The foregoing description of the Sublease does not purport to be complete and is qualified in its entirety by reference to the full text of the Sublease, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Sublease Agreement, dated as of August 31, 2023, by and between scPharmaceuticals Inc. and 89 Degrees, Inc. (d/b/a Iris Concise).

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCPHARMACEUTICALS INC.

Date: September 20, 2023	By:	/s/ John H. Tucker
	Name:	John H. Tucker
	Title:	President and Chief Executive Officer